                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                           --------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           --------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______
                           --------------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK (Exact name of
               trustee as specified in its charter)

                       New York                           13-3818954
       (Jurisdiction of incorporation or              (I. R. S. Employer
    organization if not a U. S. national bank)      Identification Number)

                 114 West 47th Street                     10036-1532
                  New York,  New York                     (Zip Code)
                 (Address of principal
                  executive offices)

                           --------------------------
                           NE Restaurant Company Inc.
               (Exact name of obligor as specified in its charter)

                Delaware                                  06-1311266
    (State or other jurisdiction of                    (I. R. S. Employer
    incorporation or organization)                     Identification No.)

             80A Turnpike Road                                01581
              Westborough, MA                               (Zip code)
     (Address of principal executive offices)

                           --------------------------
                                Bertucci's, Inc.
               (Exact name of obligor as specified in its charter)

              Massachusetts                                04-2947209
      (State or other jurisdiction of                  (I. R. S. Employer
       incorporation or organization)                  Identification No.)


                           --------------------------
                           Bertucci's Restaurant Corp.
               (Exact name of obligor as specified in its charter)

              Massachusetts                                 04-2844750
       (State or other jurisdiction of                   (I. R. S. Employer
        incorporation or organization)                   Identification No.)

                           --------------------------
                        Bertucci's Securities Corporation
               (Exact name of obligor as specified in its charter)

              Massachusetts                                  04-3132772
       (State or other jurisdiction of                    (I. R. S. Employer
        incorporation or organization)                    Identification No.)

                           --------------------------
                                 Berestco, Inc.
               (Exact name of obligor as specified in its charter)

              Massachusetts                                  04-3173720
       (State or other jurisdiction of                     (I. R. S. Employer
        incorporation or organization)                     Identification No.)

                           --------------------------
                    Sal & Vinnie's Sicilian Steakhouse, Inc.
               (Exact name of obligor as specified in its charter)

              Massachusetts                                  04-3260622
       (State or other jurisdiction of                     (I. R. S. Employer
        incorporation or organization)                     Identification No.)

                           --------------------------
                     Bertucci's of Anne Arundel County, Inc.
               (Exact name of obligor as specified in its charter)

               Maryland                                      52-1854761
       (State or other jurisdiction of                    (I. R. S. Employer
        incorporation or organization)                    Identification No.)

                           --------------------------
                          Bertucci's of Columbia, Inc.
               (Exact name of obligor as specified in its charter)

               Maryland                                       52-1854758
      (State or other jurisdiction of                      (I. R. S. Employer
       incorporation or organization)                     Identification No.)



                           --------------------------
                      Bertucci's of Baltimore County, Inc.
               (Exact name of obligor as specified in its charter)

              Maryland                                          52-1819001
      (State or other jurisdiction of                       (I. R. S. Employer
       incorporation or organization)                      Identification No.)

                           --------------------------
                           Bertucci's of Bel Air, Inc.
               (Exact name of obligor as specified in its charter)

              Maryland                                          52-1854759
      (State or other jurisdiction of                       (I. R. S. Employer
       incorporation or organization)                      Identification No.)

                           --------------------------
                         Bertucci's of White Marsh, Inc.
               (Exact name of obligor as specified in its charter)

               Maryland                                          52-1854760
      (State or other jurisdiction of                       (I. R. S. Employer
       incorporation or organization)                      Identification No.)


                           --------------------------
                          10 3/4% Senior Note due 2008
                       (Title of the indenture securities)





                                    GENERAL


 1.      General Information

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System).
                  Federal Deposit Insurance Corporation, Washington, D. C. New York State Banking Department, Albany, New York

         (b)      Whether it is authorized to exercise corporate trust powers.

                           The trustee is authorized to exercise corporate trust
                  powers.


 2.      Affiliations with the Obligor

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

3,4,5,6,7,8,9,10,11,12,13,14 and 15.

         The obligor are currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.      List of Exhibits

         T-1.1    --       Organization Certificate, as amended,
                           issued by the State of  New York Banking
                           Department to transact business as a  Trust
                           Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on
                           September 15, 1995 with the Commission
                           pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform
                           Act of 1990 (Registration No.
                           33-97056).

         T-1.2    --       Included in Exhibit T-1.1.

         T-1.3    --       Included in Exhibit T-1.1.


16.      List of Exhibits  (continued)
         T-1.4    --       The By-laws of the United States Trust
                           Company of New York, as amended, is
                           incorporated by reference to Exhibit T-1.4
                           to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust
                           Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                           (Registration No. 33-97056).

         T-1.6    --       The consent of the trustee required by
                           Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture
                           Reform Act of 1990.

         T-1.7    --       A copy of the latest report of
                           condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

         As of September 1, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust
         Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

         In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.
                              ---------------------

         Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 14th day of September, 1998.

         UNITED STATES TRUST COMPANY OF
                  NEW YORK, Trustee

By:      /s/ Patricia Stermer
         --------------------------------------
         Patricia Stermer
         Assistant Vice President




                                                                 Exhibit T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK



By:      /S/Gerard F. Ganey
         Senior Vice President


                                                                  EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                  JUNE 30, 1998

                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                $      99,322

Short-Term Investments                                       171,315

Securities, Available for Sale                               626,426

Loans                                                      1,857,795
Less:  Allowance for Credit Losses                            16,708
                                                           ----------
      Net Loans                                            1,841,087
Premises and Equipment                                        59,304
Other Assets                                                 122,476
                                                          -----------
      Total Assets                                        $2,919,930
                                                          -----------

LIABILITIES
Deposits:
      Non-Interest Bearing                             $    648,072
      Interest Bearing                                    1,646,049
                                                        -----------
         Total Deposits                                   2,294,121

Short-Term Credit Facilities                                306,807
Accounts Payable and Accrued Liabilities                    144,419
                                                        ------------
      Total Liabilities                                  $2,745,347
                                                        ------------

STOCKHOLDER'S EQUITY
Common Stock                                                 14,995
Capital Surplus                                              49,541
Retained Earnings                                           107,703
Unrealized Gains on Securities
     Available for Sale (Net of Taxes)                        2,344
                                                           --------

Total Stockholder's Equity                                  174,583
                                                           ---------
    Total Liabilities and
     Stockholder's Equity                                $2,919,930
                                                         -----------

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

July 31, 1998